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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: OCTOBER 23, 1997



                               INSILCO CORPORATION
             (Exact Name of Registrant as specified in its charter)



           Delaware                       0-22098               06-0635844
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(State or other jurisdiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                            Identification Number)
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                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)







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ITEM 5.  OTHER EVENTS.

On October 22, 1997 Insilco Corporation (the "Company") issued its third quarter earnings release. The Company reported net income of $3.6 million, or $0.62 per share, for its third quarter ended September 30, 1997, on sales of $131.4 million. The third quarter 1997 net income included an extraordinary charge of $0.7 million, or $0.12 per share, related to the early extinguishment of debt as a result of the Company's refinancing and share repurchase which was completed in August.

For the nine months ended September 30, 1997 the Company recorded net income of $78.1 million, or $9.19 per share, which included an after tax gain of $57.8 million, or $6.80 per share, on the first quarter sale of the Rolodex business unit. For the nine months ended September 30, 1997 sales were $418.4 million.

The Company's press release issued October 22, 1997 is attached as an exhibit and is incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         Exhibit No.                       Description

            99 (a)        Press release of the Company issued October 22, 1997.






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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 INSILCO CORPORATION
                                                 ----------------------------
                                                 Registrant



Date: October 23, 1997                       By: /s/ David A. Kauer
                                                 ----------------------------
                                                 David A. Kauer
                                                 Vice President and Treasurer



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                                  EXHIBIT INDEX



Exhibit No.                    Description                             Page


99 (a)        Press release of the Company issued October 22, 1997.



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